(Translation)

Cover Page



Document Name:                                   Extraordinary Report

Filed with:                                      The Director General of the Kanto Local Finance Bureau

Filing Date:                                     January 21, 2004

Corporate Name:                                  Toyota Motor Corporation

Name and Title of Representative:                Fujio Cho, President

Location of Head Office:                         1 Toyota-cho, Toyota City, Aichi Prefecture

Telephone Number:                                (0565)28-2121

Name of Person to Contact:                       Yuji Maki, General Manager of Financial Reporting Department,
                                                 Accounting Division

Nearest Place to Contact:                        4-18, Koraku 1-chome, Bunkyo-ku, Tokyo

Telephone Number:                                (03)3817-7111

Name of Person to Contact:                       Hideyuki Hamada,  General Manager, Financial & Accounting
                                                 Department, Tokyo General Administration Division

Places of Public Inspection:                     Tokyo Stock Exchange, Inc.
                                                 (2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)
                                                 Nagoya Stock Exchange, Inc.
                                                 (3-17, Sakae 3-chome, Naka-ku, Nagoya)
                                                 Osaka Securities Exchange Co., Ltd.
                                                 (6-10, Kitahama 1-chome, Chuo-ku, Osaka)
                                                 Fukuoka Stock Exchange
                                                 (14-2, Tenjin 2-chome, Chuo-ku, Fukuoka)
                                                 Sapporo Securities Exchange
                                                 (14-1, Minamiichijo-nishi 5-chome, Chuo-ku,
                                                 Sapporo)

1.    Reason for Filing

      Since the representative director of Toyota Motor Corporation (TMC) has changed, TMC is filing this Extraordinary Report under Article 24-5, Paragraph 4 of the Securities and Exchange Law and Article 19, Paragraph 1 and Paragraph 2, Item 9 of the Cabinet Office Ordinance relating to the Disclosure of Details of Corporations, etc.


2.    Description of Report

      (1) Name, title and date of birth of the representative director with regard to the change:

           Name:              Iwao Isomura
           Title:             Representative Director and Vice Chairman
           Date of birth:     December 21, 1932

      (2)  Date of change in representative director:

           January 20, 2004 (date on which Mr. Isomura passed away)

      (3) Number of shares held by the relevant representative director on the date of change in representative director:

           30,300 shares